UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2006

Cohen & Steers, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32236	14-1904657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 832-3232

_________________________________________ (Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 17, 2006, Victor Gomez informed Cohen & Steers, Inc. (the “Company”) that he would be resigning his position as chief accounting officer of the Company, effective March 31, 2006, to pursue opportunities outside the Company. Bernard M. Doucette, age 37 and currently a vice president in the Company’s finance department, will assume the role of chief accounting officer.

Prior to joining the Company in August 2005, Mr. Doucette served as vice president, accounting policy, for Lehman Brothers Inc. and vice president, financial reporting, for Neuberger Berman Inc., a Lehman Brothers company. He joined Neuberger Berman in 2003 while the firm was an independent public company. Mr. Doucette was a consultant with Resources Global from 2002 to 2003. Prior to that, he served as controller for Brokertec Global. Mr. Doucette is licensed as a CPA in the State of New York.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: February 21, 2006	By:	/s/ Martin Cohen
Name: Martin Cohen Title: Co-Chief Executive Officer